SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

December 11, 2001

Energen Corporation

(Exact name of registrant as specified in its charter)

Alabama

(State or other jurisdiction of incorporation)

1-7810	63-0757759
(Commission File No.)	(IRS Employer Identification No.)

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant's telephone number including area code)

Item 8. Change in Fiscal Year

On December 5, 2001, the Board of Directors of Energen Corporation (Energen or the Company) made a determination to change the registrant's fiscal year end from September 30 to December 31, effective immediately. Energen filed an Annual Report on Form 10-K with the Securities and Exchange Commission with regard to the 12-month fiscal year ending September 30, 2001, on December 7, 2001. In February 2002, the Company will file a Form 10-Q transition report with the Securities and Exchange Commission for the three-months ended December 31, 2001. Audited financial statements covering both the three-months ended December 31, 2001, and the 12-months ended December 31, 2002, will be part of the Company's 10-K filing in March 2003.

Natural gas distribution companies historically have utilized a September 30 year-end in keeping with the seasonal nature of that business. Over the last six years, Energen's business mix has shifted significantly with Energen's oil and gas acquisition and exploitation company representing approximately 60 percent of Energen's assets and consolidated earnings. Management believes that as Energen moves toward a more diverse business mix, it is appropriate to adopt the reporting period most widely observed in the diversified energy and oil and gas industries. Moving to a December 31 year-end aligns Energen's financial reporting with its peer group and the majority of publicly held corporations in the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGEN CORPORATION
December 11, 2001	By /s/ Wm. Michael Warren, Jr.
Wm. Michael Warren, Jr.
Chairman, President and Chief Executive Officer of
Energen, Chairman and Chief Executive Officer of
Alabama Gas Corporation

December 11, 2001	By /s/ Geoffrey C. Ketcham
Geoffrey C. Ketcham
Executive Vice President, Chief Financial Officer and
Treasurer of Energen and Alabama Gas Corporation

December 11, 2001	By /s/ Grace B. Carr
Grace B. Carr
Vice President and Controller of Energen